Exhibit 3

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Annual Report on Form 40-F/A of CP Ships Limited of our Auditors’ Report dated 27th February 2002 except as to note 22(k) which is as of 28th May 2002 and our Notice to US readers dated 27th February 2002 except as to note 22(k) which is dated 28th May 2002, relating to the consolidated financial statements, which are included in this Form 40-F/A filing.

PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario, Canada
14th June 2002